EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Celtron International Announces Change in Management within the Parent and Subsidiary

SAN DIEGO, May 2, 2006/PRNewswire-FirstCall/ — Celtron International, Inc. (“Celtron”, OTC Bulletin Board: CLTR) and its wholly-owned subsidiary, Satellite Security Systems, Inc. (“S3”), today announced that the President of S3, John Phillips will be taking over as the Chief Executive Officer of Celtron International, effective immediately. Mr. Phillips succeeds Kenneth Dixon, who relinquished his position as Chief Executive Officer of Celtron on May 1, 2006 to concentrate on his duties as the Chief Executive Officer of S3.

Zirk Engelbrecht, Chairman of the Board of Directors of Celtron is enthusiastic about the management restructuring. Mr. Engelbrecht stated “Ken has had tremendous success in managing S3’s sales efforts, and continues to do so. Ken recently obtained a commitment from Blue Bird Manufacturing to equip Blue Bird busses with S3’s products. The Blue Bird Manufacturing deal announced in March is a wonderful example of how S3 will benefit from Ken’s efforts.” Additionally, Mr. Engelbrecht stated “this change will allow John to have more strategic control over Celtron as a business that is targeting strategic acquisitions as part of its growth strategy. John is intimately involved with our industry and will have the opportunity to leverage his experience in implementing Celtron’s business plan going forward.”

As part of the management restructuring, Randall Smith submitted his resignation as the Chief Financial Officer of both Celtron and S3 on April 27, 2006. Celtron has initiated a candidate search process for a new Chief Financial Officer.

About Celtron International, Inc.

Celtron, through its S3 subsidiary, provides GPS-based solutions that enable an immediate response to ensure the security of personnel, vehicles and equipment, while automating and streamlining business processes in order to reduce costs. The cornerstone of Celtron’s business is GlobalGuard™, a state-of-the-art GPS tracking system that provides unsurpassed reliability, power, and flexibility.

GlobalGuard™ technology combines global positioning, satellite, and wireless communications together with advanced software engineering and services to produce a state-of-the-art system for tracking, monitoring, and controlling both fixed and mobile assets. Celtron’s unique value proposition includes technology designed to accommodate most any customer requirement, data warehousing of tracking data for historical analysis, and a 24/7/365 Monitoring and Support Center (MSC) staffed by specially trained technicians working in conjunction with uniformed authorities. MSC technicians are capable of remotely troubleshooting problems, responding to emergencies, and can take over critical monitoring functions for any client, if necessary.

GlobalGuard™ customers include the FBI, the U.S. Dept. of Homeland Security, the U.S. Bureau of Immigration and Customs Enforcement, the San Francisco Unified School District, Fairfax County Public Schools, Inter-State Oil Company, Swain Oil, Snap-On Tools, Gateway Cities of Governments, the Sacramento Air Quality Management District, and more than 400 other government and commercial entities. Celtron is headquartered in San Diego, CA.

To contact Celtron, contact John Phillips at 877-437-4199 or via email at jphillips@satsecurity.com.

FORWARD LOOKING STATEMENT: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the sustainability of recent growth rates in the market for GPS products and services; whether certain market segments, particularly enterprise security, grow as anticipated; the positioning of Celtron’s and S3’s products in those segments; the competitive environment in the asset tracking and monitoring industry; ability to integrate acquired companies and technology; ability to retain key employees; ability to successfully combine product offerings and customer acceptance of combined products; general market conditions, fluctuations in currency exchange rates, changes to operating systems and product strategy by vendors of operating systems; and whether Celtron and/or S3 can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Celtron’s previously filed Form 10-K and Form 10-Q. Neither Celtron nor S3 undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.